AMENDED AND RESTATED BYLAWS
                                       OF
                              EIP INVESTMENT TRUST

                                    ARTICLE 1

                    Declaration of Trust and Principal Office

      1.1 Declaration of Trust. These Amended and Restated Bylaws, as from time to time in effect (the "Bylaws"), shall be subject to the Second Amended and Restated Declaration of Trust, as from time to time in effect (the "Declaration of Trust"), of EIP Investment Trust, a Delaware statutory trust (the "Trust").

      1.2 Definitions. Unless otherwise defined herein, the terms used herein have the respective meanings given them in the Declaration of Trust.

      1.3 Principal Office of the Trust. The principal office of the Trust shall be located in Westport, Connecticut, or such other location as the Trustees may from time to time determine.

                                    ARTICLE 2

                              Meetings of Trustees

      2.1 Regular Meetings. Regular meetings of the Trustees may be held without call or notice at such places and at such times as the Trustees may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent Trustees.

      2.2 Special Meetings. Special meetings of the Trustees may be held, at any time and at any place designated in the call of the meeting, when called by the Chairman, if any, the President, the Treasurer, any Vice President, the Secretary or the Assistant Secretary or by two or more Trustees, sufficient notice thereof being given to each Trustee by the Secretary or an Assistant Secretary or by the officer or the Trustees calling the meeting.

      2.3 Notice. It shall be sufficient notice to a Trustee of a special meeting to send notice by mail or courier at least forty-eight hours or by telegram, facsimile or other electronic means at least twenty-four hours before the meeting addressed to the Trustee at his or her usual or last known business or residence address or to give notice to him or her by overnight mail, telegram, facsimile or other electronic means or delivered personally or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Except as required by law, neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

      2.4 Quorum. At any meeting of the Trustees a majority of the Trustees then in office shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice to any Trustee who was present at the time of such adjournment; notice of the time and place of any adjourned session of such meeting shall, however, be given in the manner provided in Section 2.3 of these Bylaws to each Trustee who was not present at the time of such adjournment.


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      2.5 Action by Vote. When a quorum is present at any meeting, a majority of
Trustees present may take any action, except when a larger vote is expressly required by law, by the Declaration of Trust or by these Bylaws.

      2.6 Action by Writing. Except as required by law, any action required or permitted to be taken at any meeting of the Trustees may be taken without a meeting if a majority of the Trustees (or such larger proportion thereof as shall be required by any express provision of the Declaration of Trust or these Bylaws) consent to the action in writing and such written consents are filed with the records of the meetings of the Trustees. Such consent shall be treated for all purposes as a vote taken at a meeting of Trustees.

      2.7 Presence through Communications Equipment. Except as required by law, the Trustees may participate in a meeting of Trustees by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

      2.8 Execution and Delivery by Electronic Means. To the extent permitted by the 1940 Act, the Trustees may execute and/or deliver any consent and any other instrument by means of electronic, telecommunication, telephonic, computerized or other similar means (including by means of e-mail and facsimile), unless the Trustees otherwise determine at any time.

                                    ARTICLE 3

                        Officers and Chairman of Trustees

      3.1 Enumeration; Qualification. The officers of the Trust shall be a President and a Treasurer, who shall be elected by the Trustees. The Trustees may elect or appoint such other officers or agents of the Trust as the business of the Trust may require, including one or more Vice Presidents, a Secretary and one or more Assistant Secretaries, one or more Assistant Treasurers, a Chief Compliance Officer and a Chief Legal Officer. The Trustees may delegate to any officer of the Trust or Committee the power to appoint any subordinate officers or agents. In addition, if so determined by the Trustees, there shall be an office of Chairman of the Trustees (the "Chairman of the Trustees" or the "Chairman"), which shall serve on behalf of the Trustees, but shall not be an office of the Trust. The office of Chairman of the Trustees may be held by more than one person. Any Chairman of the Trustees shall be elected by a majority of the Trustees, including a majority of the Trustees who are not Interested Persons of the Trust ("Independent Trustees").


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      3.2 Election and Tenure. Except as otherwise provided by law, the
Declaration of Trust or these Bylaws, the Chairman of the Trustees, the President and the Treasurer shall hold office until his resignation has been accepted by the Trustees or until his respective successor shall have been duly elected and qualified, or in each case until he sooner dies, resigns, is removed or becomes disqualified. All other officers shall hold office at the pleasure of the Trustees. Any two or more offices may be held by the same person. Any officer of the Trust may be, but none need be, a Trustee or Shareholder. Any Chairman of the Trustees shall be an Independent Trustee, shall not be an officer of the Trust and may be, but need not be, a Shareholder.

      3.3 Powers. Subject to the other provisions of these Bylaws, each officer shall have, in addition to the duties and powers herein and in the Declaration of Trust set forth, such duties and powers as are commonly incident to the office occupied by him or her as if the Trust were organized as a Delaware corporation and such other duties and powers as the Trustees may from time to time designate.

      3.4 Chairman of the Trustees. The powers and duties of the Chairman of the Trustees shall include (i) calling meetings of the Trustees when deemed necessary, (ii) setting the agenda for meetings of the Trustees with input from officers of the Trust and, as necessary or appropriate, the Trust's investment adviser and other service providers, (iii) presiding at all meetings of the Trustees, (iv) presiding at all meetings of Shareholders, except that the Chairman of the Trustees may appoint the President or another officer of the Trust to preside at such meetings in place of the Chairman of the Trustees, (v) acting as a liaison between the Board of Trustees and the Trust's officers, investment adviser and other service providers and (vi) exercising such other powers and duties relating to the operations of the Trustees as, from time to time, may be conferred upon or assigned to such office by the Trustees, provided that the Chairman of the Trustees shall have no individual authority to act for the Trust as an officer of the Trust. In carrying out the responsibilities and duties of the office, the Chairman of the Trustees may seek assistance and input from other Trustees or Committees of the Trustees, officers of the Trust and the Trust's investment adviser and other service providers, as deemed necessary or appropriate. In the absence or disability of the Chairman of the Trustees or if there is no Chairman of the Trustees, a majority of the Trustees, including a majority of the Independent Trustees, shall appoint an Independent Trustee or other person to perform some or all of the duties and exercise the powers of the Chairman of the Trustees, provided that, unless and until such appointment is made, all of the Independent Trustees shall collectively perform such duties and exercise such powers.

      3.5 President and Vice Presidents. The President shall have the duties and powers specified in these Bylaws and shall have such other duties and powers as may from time to time be conferred upon or assigned to him or her by the Trustees. Subject to the control of the Trustees, the Chairman and any Committees of the Trustees, within their respective spheres, as provided by the Trustees, the President shall at all times exercise general supervision and direction over the affairs of the Trust.

      Any Vice Presidents shall have the duties and powers specified in these Bylaws and shall have such other duties and powers as shall be designated from time to time by the Trustees or the President. In the absence or disability of the President, the Vice President, or, if there be more than one Vice President, any Vice President designated by the Trustees, shall perform all the duties and may exercise any of the powers of the President, subject to the control of the Trustees.


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      3.6 Chief Executive Officer. The Chief Executive Officer of the Trust
shall be the President, or such other officer as is designated by the Trustees and shall, subject to the control of the Trustees, have general charge and supervision of the business of the Trust. If no such designation is made, the President shall be the Chief Executive Officer.

      3.7 Treasurer; Assistant Treasurer. The Treasurer shall be the chief financial and accounting officer of the Trust, and shall, subject to the provisions of the Declaration of Trust and to any arrangement made by the Trustees with a custodian, investment adviser or manager, administrator or transfer, shareholder servicing or similar agent, be in charge of the valuable papers, books of account and accounting records of the Trust. The Treasurer shall deliver all funds of the Trust which may come into his or her hands to such custodian as the Trustees may employ. He or she shall render a statement of condition of the finances and shall in general perform all the duties incident to the office of Treasurer and shall have such other duties and powers as may be designated from time to time by the Trustees or by the President. The Treasurer shall give a bond for the faithful discharge or his or her duties, if required to do so by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.

      Any Assistant Treasurer shall have the duties and powers specified in these Bylaws and may perform such duties of the Treasurer as the Treasurer, the President or the Trustees may from time to time assign, and, in the absence or disability of the Treasurer, an Assistant Treasurer may perform all of the duties of the Treasurer.

      3.8 Secretary; Assistant Secretary. The Secretary shall keep the minutes of all meetings of the Shareholders and Trustees in proper books provided for that purpose; he shall have custody of the seal of the Trust; he shall have charge of the Share transfer books, lists and records unless the same are in the charge of the Transfer Agent. He shall attend to the giving and serving of all notices by the Trust in accordance with the provisions of these Bylaws and as required by law; and subject to these Bylaws, he shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Trustees.

      In the absence or disability of the Secretary, any Assistant Secretary designated by the Trustees shall perform all of the duties, and may exercise any of the powers, of the Secretary. The Assistant Secretary shall perform such other duties as from time to time may be assigned to him by the Trustees.

      3.9 Chief Compliance Officer. The Chief Compliance Officer shall administer the Trust's compliance policies and procedures which are intended to comply with Rule 38a-1 under the 1940 Act; and he shall in general perform all duties incident to the office of the Chief Compliance Officer and such other duties as from time to time may be assigned to him by the Trustees.

      3.10 Chief Legal Officer. The Chief Legal Officer shall act as the focal point for incoming reports of material violations of federal or state securities laws, material violations of fiduciary duty arising under federal or state law or similar material violations of federal or state law and he shall be responsible for filtering out the unfounded reports from those warranting further attention; he shall be responsible for advancing each report through the review process and delivering status and result reports to the reporting attorney and, when necessary, the Board of Trustees, its audit committee, or another committee thereof; and he shall in general perform all duties incident to the office of the Chief Legal Officer and such other duties as from time to time may be assigned to him by the Trustees.


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      3.11 Resignations and Removals. The Trustees, at any regular or special meeting of the Trustees, may remove any officer of the Trust with or without cause by a vote of a majority of the Trustees. The Trustees may at any time remove any Chairman of the Trustees with or without cause by a vote or consent of a majority of the Trustees, including a majority of the Independent Trustees. Any officer or agent appointed by any officer or Committee may be removed with or without cause by such appointing officer or Committee. Any officer of the Trust or Chairman of the Trustees may resign at any time by written instrument signed by him and delivered to the Trust. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Except to the extent expressly provided in a written agreement with the Trust, no officer of the Trust or Chairman of the Trustees resigning or removed shall have any right to any compensation for any period following his resignation or removal, or any right to damages on account of such removal.

                                    ARTICLE 4

                                   Committees

      4.1 Committees. The Trustees may from time to time elect from their own number any committees (each individually, a "Committee" and collectively the "Committees") to hold office at the pleasure of the Trustees, which shall have such number, power and duties as the Trustees may, by resolution, prescribe. The terms of membership on such Committees and the termination or circumstances giving rise to the termination of such Committees shall be determined by the Trustees. The Trustees may designate a chairman of any such Committee and in the absence of such designation the Committee may elect its own chairman. Notwithstanding the provisions of this Article 4, and in addition to such provisions or any other provisions of the Declaration of Trust or these Bylaws, the Trustees may by resolution appoint a Committee consisting of fewer than the whole number of the Trustees then in office, which Committee may be empowered to act for and bind the Trustees and the Trust, as if the acts of such Committee were the acts of all the Trustees then in office, with respect to any matter, including the institution, prosecution, dismissal, settlement, review or investigation of any action, suit or proceeding that may be pending or threatened to be brought before any court, administrative agency or other adjudicatory body.

      4.2 Meetings; Quorum; Voting. The Trustees may provide for stated meetings of any Committees. Except as provided below or as otherwise specifically provided in the resolutions constituting a Committee and providing for the conduct of its meetings or in the charter of such Committee adopted by the Trustees, a majority of the members of any Committee shall constitute a quorum for the transaction of business, and any action of such a Committee may be taken at a meeting by a vote of a majority of the members present (a quorum being present) or evidenced by one or more writings signed by such a majority; provided, however, that the Trustees may specify the number of members of a Committee required to exercise specified powers delegated to such Committee. The Trustees may authorize the making of decisions by written assent of the requisite number of members of a Committee without a meeting. Members of a Committee may participate in a meeting of such Committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.


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      Except as specifically provided in the resolutions constituting a
Committee of the Trustees and providing for the conduct of its meetings or in the charter of such Committee adopted by the Trustees, Article 2, Section 2.3 of these Bylaws relating to special meetings of the Trustees shall govern the notice requirements for Committee meetings; provided, however, that such notice need be given only to the Trustees who are members of such Committee.

                                    ARTICLE 5

                                     Reports

      5.1 General. The Trustees and officers shall render reports at the time and in the manner required by the Declaration of Trust or any applicable law. Officers shall render such additional reports as they may deem desirable or as may from time to time be required by the Trustees.

                                    ARTICLE 6

                                      Seal

      6.1 General. The seal of the Trust shall consist of a flat-faced die with the word "Delaware," together with the name of the Trust and the year of its organization cut or engraved thereon, but, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

                                    ARTICLE 7

                               Execution of Papers

      7.1 General. Except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, all checks, notes, drafts and other obligations and all registration statements and amendments thereto and all applications and amendments thereto to the Securities and Exchange Commission may be signed by the Chairman, if any, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary, any Assistant Secretary or any of such other officers or agents as shall be designated for that purpose by a vote of the Trustees.

                                    ARTICLE 8

                           Provisions Relating to the
                         Conduct of the Trust's Business


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      8.1 Fiscal Year. The fiscal year of the Trust shall end on such date as the Trustees shall from time to time determine.

      8.2 Determination of Net Income and Net Asset Value Per Share. The Trustees or any officer or officers or agent or agents of the Trust designated from time to time for this purpose by the Trustees shall determine at least once daily the net income and the value of all the assets attributable to any class or series of shares of the Trust on each day on which the New York Stock Exchange is open for unrestricted trading and at such other times as the Trustees shall designate. The net income and net asset value per share of each class and each series of shares of the Trust shall be determined in accordance with the 1940 Act and any related procedures and/or policies of the Trust, or an officer or officers or agent or agents, as aforesaid, as adopted or authorized by the Trustees from time to time.

      8.3 Voting Power. As determined by the Trustees without the vote or consent of Shareholders (except as required by the 1940 Act), on any matter submitted to a vote of Shareholders, either (i) each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote or (ii) each whole Share (or fractional Share) outstanding on the record date shall be entitled to a number of votes on any matter on which it is entitled to vote equal to the net asset value of the Share (or fractional Share) in U. S. dollars determined at the close of business on the record date (for example, a Share having a net asset value of $10.50 would be entitled to 10.5 votes). Without limiting the power of the Trustees in any way to designate otherwise in accordance with the preceding sentence, the Trustees hereby establish that each whole Share (or fractional Share) outstanding on the record date shall be entitled to a number of votes on any matter on which it is entitled to vote equal to the net asset value of the Share (or fractional Share) in U. S. dollars determined at the close of business on the record date.

                                    ARTICLE 9

                                  Certificates

      9.1 General. If so determined by resolution of the Trustees, each Shareholder of the Trust shall be entitled upon request to have a certificate or certificates, in such form as shall be approved by the Trustees, representing the number of Shares of the Trust owned by such Shareholder. Certificates representing Shares shall be signed by or in the name of the Trust by the Chairman, if any, the President or a Vice President and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer. Any or all of the signatures may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate shall be issued, it may be issued by the Trust with the same effect as if such officer, transfer agent or registrar were still in office at the date of issue.

                                   ARTICLE 10

                                  Miscellaneous

      10.1 Waivers of Notice. Whenever any notice is required to be given by law, the Declaration of Trust or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed to be equivalent thereto.


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      10.2 Proxy Instructions Transmitted by Telephonic or Electronic Means. The
placing of a Shareholder's name on a proxy pursuant to telephonic or electronically transmitted instructions obtained pursuant to procedures reasonably designed to verify that such instructions have been authorized by such Shareholder shall constitute execution of such proxy by or on behalf of such Shareholder.

                                   ARTICLE 11

                            Amendments to the Bylaws

      11.1 General. These Bylaws, or any of them, may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted, by a majority of the Trustees then in office at any meeting of the Trustees, or by written consent in lieu thereof; provided, however, that no Bylaw may be altered, amended, adopted or repealed by the Trustees without Shareholder vote if such Bylaw alteration, amendment, adoption or repeal is required by the 1940 Act to be submitted to a vote of the Shareholders.


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